EXHIBIT 23.1


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 No. 333-125099 of the Patriot Transportation Holding, Inc. Profit Sharing and Deferred Earnings Plan of our report dated June 15, 2012, relating to the financial statements and supplemental schedule of the Patriot Transportation Holding, Inc. Profit Sharing and Deferred Earnings Plan which appear in this Form 11-K for the year ended December 31, 2011.


/s/  Hancock Askew & Co., LLP

Savannah, Georgia
June 15, 2012